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                               PROMISSORY NOTE

$600,000                                                   February 7, 1997
                                                               New York, NY

          FOR VALUE RECEIVED, INTERIORS, INC., together with its successors and assigns (the "Borrower" or "Maker"), hereby unconditionally promises to pay to the order of BH Funding, LLC together with their successors and assigns (the "Lender" or "Holder"), in lawful currency of the United States of America, at the Lenders offices at 750 Lexington Avenue, New York, New York, or at such other address as shall be designated by the Lender in a written notice to the Borrower, the principal sum of $600,000 together with simple interest at the rate of fifteen percent (15%) per annum, on April 30, 1998 (the "Repayment Date").

         All payments of principal and interest hereunder shall be payable in lawful money of the United States.

         This Note is being issued pursuant to the terms of that certain Credit Agreement between the Lender and the Borrower dated as of the date hereof (the "Credit Agreement").

         Upon the occurrence of an Event of Default (as defined in the Credit Agreement), Holder at its option may accelerate the maturity of this Note and declare all of the indebtedness or any portions thereof to be immediately due and payable, together with accrued interest thereon, and payment thereof may be enforced by suit or other process of law.

         If this Note is not paid when due, whether at maturity or by acceleration, Maker agrees to pay all reasonable costs of collection and such costs shall include without limitation all costs, attorneys' fees and expenses incurred by Holder hereof in connection with any insolvency, bankruptcy, reorganization, arrangement or similar proceedings involving Holder, or involving any endorser or guarantor hereof, which in any way affects the exercise by Holder hereof of its rights and remedies under this Note.

         Presentment, demand, protest, notices of protest, dishonor and non-payment of this Note and all notices of every kind are hereby waived.

         The terms "Maker" and "Holder" shall be construed to include their respective heirs, personal representatives, successors, subsequent holders and assigns.

         Regardless of the place of execution or performance, this Note shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to such

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state's conflicts of laws provisions. Each of the parties hereto irrevocably consents to the jurisdiction and venue of the federal and state courts located in the State of New York, County of New York.

                                              INTERIORS, INC

                                              By: /s/ Max Munn
                                                 -------------------------
                                                  Max Munn
                                                  President


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